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                                                                    EXHIBIT 23.5

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and (i) to the use of our report dated July 2, 1997, with respect to the consolidated financial statements of Cobb Theatres, L.L.C. for the year ended December 31, 1996 included in the Current Report on Form 8-K/A (Amendment No. 1) of Regal Cinemas, Inc. and (ii) to the use of our report dated October 23, 1996, with respect to the consolidated financial statements of Cobb Theatres, L.L.C.
for the years ended August 31, 1996 and 1995 included in the Annual Report (Form 10-K) for the year ended August 31, 1996 of Cobb Theatres, L.L.C., filed with the Securities and Exchange Commission, in this Registration Statement (Form S-4) and related Prospectus of Regal Cinemas, Inc. for the registration of $400,000,000 of its senior subordinated notes.


                                                       /s/  ERNST & YOUNG LLP
                                                       ----------------------

Birmingham, Alabama
September 25, 1998